Exhibit 10.2

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT FURTHER NOTICE

CONFESSED JUDGMENT NOTE

$2,495,625.00	April 29, 2016
8% annual interest rate	Fairfax County, Virginia

Lattice Incorporated promises to pay to Global Tel*Link Corporation the sum of TWO MILLION FOUR HUNDRED NINETY FIVE THOUSAND SIX HUNDRED TWENTY FIVE ($2,495,625.00), plus interest at the annual rate of 8% on or before April 30, 2019. Value received, without offset. Lattice agrees to pay on the last day of the month of each following quarter year (each, a “Settlement Date”), beginning on July 31, 2016, that portion of the outstanding principal amount of this Note and all interest accrued thereon that is specified in Schedule A attached hereto. To the extent any Settlement Date is not a business day, then the Settlement Date shall be the first business day immediately preceding such Settlement Date.

All exemptions, protest, presentment and notice of dishonor to this debt are hereby waived by the maker and endorser hereof.

Payable to:	Global Tel*Link Corporation

Delivery to:	Global Tel*Link Corporation c/o Claudia G. Regen 12021 Sunset Hills Road, #100 Reston, VA 20190

Global Tel*Link Corporation shall permit payment of this Note, at a discounted amount of TWO MILLION THREE HUNDRED SEVENTY THOUSAND EIGHT HUNDRED FORTY THREE AND 75/100 ($2,370,843.75), at any time on or before April 30, 2017. There shall be no grace period for such payment. Timely payment of TWO MILLION THREE HUNDRED SEVENTY THOUSAND EIGHT HUNDRED FORTY THREE AND 75/100 ($2,370,843.75), plus interest at the annual rate of 8%, on or before April 30, 2017, pursuant to the terms of this Note, shall constitute full satisfaction of this Note.

Global Tel*Link Corporation shall permit payment of this Note, at a discounted amount of TWO MILLION FOUR HUNDRED TWENTY THOUSAND SEVEN HUNDRED FIFTY SIX AND 25/100 ($2,420,756.25), at any time after April 30, 2017 but on or before April 30, 2018. There shall be no grace period for such payment. Timely payment of TWO MILLION FOUR HUNDRED TWENTY THOUSAND SEVEN HUNDRED FIFTY SIX AND 25/100 ($2,420,756.25), plus interest at the annual rate of 8%, on or before April 30, 2018, pursuant to the terms of this Note, shall constitute full satisfaction of this Note.

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Neither Lattice Incorporated nor Global Tel*Link Corporation may assign any of its rights or obligations under this Note without the prior written consent of the other party hereto, any such purported assignment without such consent being null and void.

In the event of a default under the terms of this Note, Lattice Incorporated agrees to pay the full amount due under the terms of this Note in the amount of TWO MILLION FOUR HUNDRED NINETY FIVE THOUSAND SIX HUNDRED TWENTY FIVE ($2,495,625.00), plus interest at the annual rate of 8%, less any payments made after the date of this Note.

TO THE CLERK OF THE CIRCUIT COURT FOR THE COUNTY OF FAIRFAX, VIRGINIA, GREETING:

Be it known to you that Lattice Incorporated is justly indebted to Global Tel*Link Corporation in the amount of TWO MILLION FOUR HUNDRED NINETY FIVE County, Virginia, in your said office and to confess judgment before you therein against Lattice Incorporated in favor Global Tel*Link Corporation, or its assigns, for said amount due, and for which Lattice Incorporated authorizes said attorney-in-fact to confess judgment against it with waiver of all exemptions.

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4/22/16	LATTICE INCORPORATED

By: /s/ Paul Burgess

Title: CEO

STATE OF New Jersey	)
COUNTY OF Camben	)

Before me, Dawn Gilbert, a Notary Public of said County and State, personally appeared Paul Burgess, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be duly authorized to execute the instrument on behalf of Lattice Incorporated, and that he/she executed the foregoing instrument for the purposes therein contained.

Witness my hand and seal, at Office, this 22nd day of April 2016.

/s/ Dawn Gilbert
Notary Public
My Commission Expires: January 25, 2017

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SCHEDULE A

Payment Schedule

Paid on the date hereof $ 250,000 Upon Signature

Date	Prin Bal	Prin	Interest	TTL Pay’t

7/31/2016	$2,245,625	$250,000	$49,913	$299,913
10/31/2016	$1,995,625	$250,000	$44,913	$294,913
1/31/2017	$1,45,625	$250,000	$39,913	289,913
4/30/2017	$1,495,625	$250,000	$34,913	$284,913
7/31/2017	$1245,625	$250,000	$29,913	$279,913
10/31/2017	$995,625	$250,000	$24,913	$274,913
1/31/2018	$745,625	$50,000	$19,913	$269,913
4/30/2018	$250,000	$495,625	$14,913	$510,538

		$2,245,625	$259,300	$2,504,925

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